Exhibit 11
                              THERMO FIBERTEK INC.

                        Computation of Earnings per Share


                               Three Months Ended          Six Months Ended
                            ------------------------  -------------------------
                               June 28,     June 29,     June 28,      June 29,
                                   1997         1996         1997          1996
 ------------------------------------------------------------------------------
 Computation of Fully
   Diluted Earnings
   per Share:

 Income:
   Net income               $ 3,759,000  $ 4,876,000  $ 7,219,000   $10,082,000

   Add: Convertible debt
        interest, net
        of tax                   79,000       79,000      158,000       158,000
                            -----------  -----------  -----------   -----------
   Income applicable to
     common stock assuming
     full dilution (a)      $ 3,838,000  $ 4,955,000  $ 7,377,000   $10,240,000
                            -----------  -----------  -----------   -----------
 Shares:
   Weighted average shares
     outstanding             61,243,944   61,025,586   61,192,220    60,980,052

   Add: Shares issuable
        from assumed
        conversion of
        subordinated
        convertible
        obligation            1,888,113    1,888,113    1,888,113     1,888,113

        Shares issuable
        from assumed
        exercise of
        options (as
        determined
        by the applica-
        tion of the
        treasury stock
        method)               1,098,029    1,546,548    1,129,212     1,546,548
                            -----------  -----------  -----------   -----------
   Weighted average
     shares outstanding,
     as adjusted (b)         64,230,086   64,460,247   64,209,545    64,414,713
                            -----------  -----------  -----------   -----------
 Fully Diluted Earnings
   per Share (a) / (b)      $       .06  $       .08  $       .11   $       .16
                            ===========  ===========  ===========   ===========